                                                                    EXHIBIT 99.2


               CONSENT OF ROBERT R. MESEL TO SERVE AS A DIRECTOR

                                       OF


                       BRIDGESTREET ACCOMMODATIONS, INC.



     If nominated or otherwise chosen to be a director of [BridgeStreet Accommodations, Inc.], I hereby consent to being named in [BridgeStreet Accommodations, Inc.'s] Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity.


                                          /s/ ROBERT R. MESEL

Dated:  June 9, 1997